Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED*
(As of March 15, 2004)

Country of Incorporation/Company Name
ARGENTINA
Terminal Bahia Blanca S.A.
Bunge Argentina S.A.
Terminal 6 S.A.
Terminal 6 Industrial S.A.
Guide S.A.
Fertimport S.A.
La Plata Cereal S.A.
AUSTRALIA
Bunge Global Markets Australia Pty. Ltd.
AUSTRIA
Novaol Austria
Cereol Beteiligungs G.m.b.H.
Bunge Austria G.m.m.H.
BARBADOS
Bunge Export Sales (Barbados) Corporation
BELGIUM
Afrique Initiatives
BERMUDA
Ceval Holdings Ltd.
Brunello Ltd.
Greenleaf Ltd.
Bunge Finance Ltd.
Serrana Holdings Ltd.
Bunge Global Markets Ltd.
Bunge First Capital Ltd.
Fertimport International Ltd.

BRAZIL
Fosbrasil S.A.
Serrana Logística Ltda.
Amoniasul Servicos de Refrigeraçao Industrial Ltda.
Bunge Fertilizantes S.A.
Fertilizantes Ouro Verde S.A.
Fertilizantes Fosfatados S.A.—Fosfertil
Ultrafertil S.A.
Fertifos Administracao e Participacao S.A.
Macra Administração e Servicos Ltda.
Agrisat Soluço1/2s Integrada Ltda.
IFC Industria de Fertilizantes de Cubatão S.A.
Cajati Participacoes Ltda.
Bunge Alimentos S.A.
Bunge Armazens Gerais Ltda.
Ceval Centro Oeste S.A.
Terminal de Graneis do Guaruja S.A.
Terminal Maritimo do Guaruja S.A.—TERMAG
IFC—Indústria de Fosfatados Catarinense Ltda.
CONNAN—Companhia Nacional de Nutrição Animal
Bunge Investimentos & Consultoria Ltda.
Bunge Brasil S.A.
Cereol Do Brasil
MBB Comercio e Servicos Ltda.
Serra do Lopo Empreendimentos e Participacoes S.A.
Fertimport S.A.
BULGARIA
Cereol Bulgaria EOOD
Kaliakra A.D.
MK Olivia A.D.

CANADA
Bunge of Canada Ltd.
Central Soya of Canada Ltd.
CF Edible Oils Inc.
CanAmera Foods
CF Oils Investments Inc.
Leblanc & Lafrance Inc.
Neptune Bulk Terminals (Canada) Ltd.
CAYMAN ISLANDS
Bunge Fertilizantes Internat. Ltd.
Santista International Ltd.
Santista Export Limited
Ceval Export Securitization Ltd.
Ceval International Ltd.
Bunge Trade Limited
CHINA
Bunge International Trading (Shanghai) Co., Ltd.
DOMINICAN REPUBLIC
Bunge Caribe, S.A.
FRANCE
Bunge France S.A.S.
Bunge Participations S.A.S.
Bunge Holdings France S.A.S.
Bunge Investments France S.A.S.
Bunge S.A.S.
Novaol France S.A.S.
Cereplus
Saipol
GERMANY
Bunge Deutschland G.m.b.H.
Bunge Handelsgesellshaft G.m.b.H.
Natur Energie West G.m.b.H.
HUNGARY
Bunge RT
Cereol Befektetesi Kft.
Bunge Hungary

INDIA
Geepee Ceval Proteins & Inv. Ltd.
Bunge Agribusiness India Private Limited
IRELAND
Eribins Ltd.
ITALY
Bunge Global Markets S.p.A.
Cereol Italia S.p.A.
Confini S.R.L.
Escercizio Raccordi Ferroviari S.p.A.
Novaol S.R.L.
LATVIA
Dan Store
LUXEMBOURG
Bunge Europe S.A.
MAURITIUS
Bunge Mauritius Ltd.
International Produce Ltd.
MEXICO
Controladora Bunge, S.A. de C.V.
Agroproductos Bunge, S.A. de C.V.
Bunge Foods de Mexico, S.A. de C.V.
Harinera La Espiga, S.A. de C.V.
Inmobiliaria A. Gil, S.A.
Inmobiliaria Gilsa, S.A.
Servicios Bunge, S.A. de C.V.
Molinos Bunge, S.A. de C.V.
Bunge Comercial, S.A. de C.V.

THE NETHERLANDS
Koninklijke Bunge B.V.
Bunge Cooperatief U.A.
Bunge Trade Services B.V.
Bunge Brasil Holdings B.V.
Bunge BIC Holdings B.V.
Bunge Finance Europe B.V.
Bunge Holdings (Holland) B.V.
Central Soya Investments B.V.
Cereol Holding B.V.
Polska Oil Investments B.V.
POLAND
Z. T. Kruszwica S.p.
EWICO S.z.o.o.
PORTUGAL
Bunge Iberica Portugal, S.A.
ROMANIA
SC Unirea S.A.
Cereol Romania S.R.L.
Muntenia S.A.
Interoil S.A.
RUSSIA
LLC Bunge CIS
SOUTHEAST ASIA
Bunge Agribusiness Singapore Pte. Ltd.
PT Bunge Agribusiness Indonesia
Bunge Agribusiness (M) Sdn. Bhd.
Bunge (Thailand) Ltd.
Bunge Agribusiness Philippines Inc.
Grains and Industrial Products Trading Pte. Ltd.
SPAIN
Bunge Iberica S.A.
Moyresa Molturacion Y Refino S.A.
Esdecasa
Incomisa
Ergansa
Bunge Investment Iberica S.L.
Moyresa Girasol S.L.

SWITZERLAND
Bunge S.A.
Oleina Holding S.A.
Cereol International Suisse S.A.
Oleina S.A.
Cereol Softseeds S.A.
BU.AR Holding S.A.
TURKEY
Bunge Gida Ticaret A.S.
UKRAINE
Suntrade S.E.
Fisaki Silo
DOEP
CJS Dolynsky Elevator
Oleina Distributors
UNITED KINGDOM
Bunge Corporation Ltd.
Bunge UK Limited
UNITED STATES OF AMERICA
AGRI—Bunge, LLC
Bunge North America (East), L.L.C.
Bunge North America Foundation
Sabina Bunge, L.L.C.
Bunge Proteins, L.L.C.
Bunge North America, Inc.
Bunge Milling, Inc.
Nutrition Unlimited, Inc.
The Crete Mills, Inc.
Lauhoff Finance Corporation
Bunge Foods Corporation
Richardson & Holland Corporation
Basic Foods, Inc.
Bunge North America (OPD West), Inc.
Bunge Mexico Holdings, Inc.
Bunge Foods Corporation (California)
Bunge Foods Processing, L.L.C.
Bunge Foods Mix, L.L.C.
Bunge North America Capital, Inc.

Bunge Mextrade, L.L.C.
Delphos Terminal Company, Inc.
CSY Holdings, Inc.
CSY Agri-Finance, Inc.
Universal Financial Services, L.P.
Batavia Leasing Co.
Produce Grain, Inc.
International Produce, Inc.
Bunge N.A. Holdings, Inc.
Bunge Global Markets, Inc.
Bunge Finance North America, Inc.
Bunge Management Services Inc.
Bunge Funding, Inc.
Bunge Asset Funding Corp.
Bunge Limited Finance Corp.
Solae Holdings LLC
URUGUAY
Bunge Uruguay S.A.
Dinelsur Corporation S.A.

*
The preceding list may omit the names of certain subsidiaries that, as of December 31, 2003, would not be deemed "significant subsidiaries" as defined in Rule 1-02(w) of Regulation S-X.